SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

         INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF SECURITIES
                            AND EXCHANGE ACT OF 1934


Check the appropriate box:

[   ]    Preliminary information statement
[   ]    Confidential, for use of the Commission only (as permitted by Rule
         14c-5(d)(2))
[X]      Definitive information statement


                             CDC NVEST FUNDS TRUST I
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check appropriate box):

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         fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

         (2) Form, schedule or registration statement no.:

         (3) Filing party:

         (4) Date filed:

                             CDC NVEST Funds Trust I
                               399 Boylston Street
                                Boston, MA 02116

                          CDC Nvest Star Worldwide Fund
                                  (the "Fund")

                              INFORMATION STATEMENT
                                   May 1, 2002


The Trustees of CDC Nvest Funds Trust I (the "Trust") are distributing this Information Statement in connection with the approval of a new sub-advisory agreement for a segment of the Fund dated March 1, 2002 (the "New Sub-Advisory Agreement"), by and among the Trust on behalf of the Fund, CDC IXIS Asset Management Advisers, L.P. ("CDC IXIS Advisers") and Hansberger Global Investors, Inc. ("Hansberger"). This Information Statement is intended to explain why the sub-advisory agreement in effect for the Segment (as defined in Part I below) of the Fund prior to March 1, 2002 (the "Previous Sub-Advisory Agreement") terminated and why the Trust's Board of Trustees approved the New Sub-Advisory Agreement. This Information Statement also describes generally the terms of the New Sub-Advisory Agreement. As explained below, the New Sub-Advisory Agreement is substantially similar to the Previous Sub-Advisory Agreement. The Trustees are distributing this Information Statement on or about May 1, 2002 to the shareholders of record as of April 2, 2002.

The Fund is providing this Information Statement solely for your information as required by an exemptive order issued by the Securities and Exchange Commission (the "SEC"), as described in Part I below. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement consists of two parts.

PART I contains information relating to the New Sub-Advisory Agreement, the Previous Sub-Advisory Agreement and the Advisory Agreement (as defined below).

PART II contains information about the Trust, CDC IXIS Advisers, Hansberger and certain brokerage and other miscellaneous matters.

I.   NEW SUB-ADVISORY AGREEMENT

The Fund is a multi-manager fund which means that the Fund's portfolio is divided into four distinct segments, managed by different money management firms as sub-advisers to CDC IXIS Advisers, which serves as the adviser to the Fund. A firm may serve as a sub-adviser to more than one segment. Until recently, Montgomery Asset Management LLC ("Montgomery") managed one of the segments of the Fund pursuant to the Previous Sub-Advisory Agreement dated October 30, 2000. (The segment of the Fund that was managed by Montgomery under the Previous Sub-Advisory Agreement and that is currently managed by Hansberger under the New Sub-Advisory Agreement is referred to herein as the "Segment.")

The Trustees have approved the New Sub-Advisory Agreement which is substantially similar to the Previous Sub-Advisory Agreement, except as described below under "New Sub-Advisory Arrangement for the Segment." The New Sub-Advisory Agreement has not affected the aggregate management fees paid by the Fund.

In general, a mutual fund cannot enter into a new advisory agreement, including a sub-advisory agreement such as the New Sub-Advisory Agreement, unless the shareholders of that mutual fund vote to approve that agreement. The Fund, however, has entered into the New Sub-Advisory Agreement without shareholder action pursuant to an exemptive order from the SEC. The exemptive order allows the Trustees to approve a sub-advisory agreement among the Fund, CDC IXIS Advisers and a sub-adviser (such as Hansberger) that is not otherwise affiliated with CDC IXIS Advisers or the Fund without any action by the shareholders of the Fund so long as the Fund provides to its shareholders an information statement (such as this Information Statement) within 90 days after the hiring of any new sub-adviser.

Description of Advisory Agreement

CDC IXIS Advisers (or its predecessor) has acted as the Fund's adviser since July 7, 1994, and currently acts as the Fund's adviser pursuant to an advisory agreement dated October 30, 2000 (the "Advisory Agreement"). The Trustees of the Trust approved the Advisory Agreement at a meeting held on August 25, 2000 and approved the continuance of the Advisory Agreement at a meeting held on May 11, 2001. The Fund's shareholders approved the Advisory Agreement at a meeting held on October 13, 2000. The purpose of the submission of the Advisory Agreement for shareholder approval at such time was for such agreement's approval upon the CDC Acquisition (as defined in Part II below under "Information About the CDC Acquisition"), which was consummated on October 30, 2000.

Under the Advisory Agreement, CDC IXIS Advisers has overall advisory and administrative responsibility with respect to the Fund. The Advisory Agreement also provides that CDC IXIS Advisers will, subject to CDC IXIS Advisers' right to delegate such responsibilities to other parties, provide to the Fund both (1) portfolio management services (defined to mean managing the investment and reinvestment of the assets of the Fund, subject to the supervision and control of the Trustees) and (2) administrative services (defined to mean furnishing or paying the expenses of the Fund for office space, facilities and equipment, services of executive and other personnel of the Trust and certain other administrative and general management services). Under the Advisory Agreement, the annual management fee rate payable by the Fund to CDC IXIS Advisers is 1.05% of the Fund's average daily net assets (minus any fees payable by the Fund to its sub-advisers). For the fiscal year ended December 31, 2001, the Fund paid an aggregate advisory fee of $2,076,636. Of this amount, the management fee paid to CDC IXIS Advisers for its services to the Fund under the Advisory Agreement was $751,956. The remainder of the aggregate advisory fee, $1,324,680, was paid to the Fund's sub-advisers.

Previous Sub-Advisory Arrangement for the Segment

CDC IXIS Advisers has delegated its responsibility under the Advisory Agreement to provide portfolio management services to the Fund to different sub-advisers with each sub-adviser managing one or more different segments of the Fund's portfolio. Until March 1, 2002, CDC IXIS Advisers delegated its responsibility for managing the assets of the Segment to Montgomery pursuant to the Previous Sub-Advisory Agreement which was approved by the Trustees of the Trust at a meeting held on August 25, 2000 and which was last submitted to the Fund's shareholders for approval on October 13, 2000. The purpose of the submission of the Previous Sub-Advisory Agreement for shareholder approval at such time was for such agreement's approval upon the CDC Acquisition, as described below. The Trustees also approved the continuance of the Previous Sub-advisory Agreement at a meeting held on May 11, 2001. Under the terms of the Previous Sub-Advisory Agreement, Montgomery was authorized to effect portfolio transactions for the Segment, using its own discretion and without prior consultation with CDC IXIS Advisers. Montgomery was also required to report periodically to CDC IXIS Advisers and the Trustees of the Trust.

The Previous Sub-Advisory Agreement provided for sub-advisory fees payable to Montgomery at an annual rate of 0.850% of the first $25 million of the Segment's average daily net assets, 0.650% of the next $25 million of the Segment's average daily net assets and 0.550% of such assets in excess of $50 million. For the fiscal year ended December 31, 2001, the sub-advisory fee paid to Montgomery for its services to the Fund under the Previous Sub-Advisory Agreement was $247,317.

New Sub-Advisory Arrangement for the Segment

Underperformance of the Segment of the Fund managed by Montgomery led CDC IXIS Advisers to seek a replacement sub-adviser. After considering a variety of potential sub-advisers, CDC IXIS Advisers recommended to the Trustees of the Trust that they appoint Hansberger to assume responsibility for the day-to-day management of the Segment's portfolio as sub-adviser effective March 1, 2002, and the Trustees of the Trust determined that it would be appropriate to do so. Thus, upon the recommendation of CDC IXIS Advisers and after considering a variety of factors (as described below under "Consideration of New Sub-Advisory Agreement by the Trustees"), the Trustees voted on December 14, 2001 to terminate the Previous Sub-Advisory Agreement as of the close of business on February 28, 2002 and to approve the New Sub-Advisory Agreement effective on March 1, 2002. A copy of the New Sub-Advisory Agreement is set forth as Appendix A to this Information Statement.

The terms of the New Sub-Advisory Agreement are substantially identical to those of the Previous Sub-Advisory Agreement, except that (a) all references to Montgomery in the Previous Sub-Advisory Agreement have been changed to Hansberger in the New Sub-Advisory Agreement, (b) a provision addressing the use of a customer's or consumer's non-public personal information in accordance with the requirements ofRegulation S-P has been added to the New Sub-Advisory Agreement, (c) the date of the New Sub-Advisory Agreement is different, (d) the sub-advisory fee rate payable to Hansberger under the New Sub-Advisory Agreement is lower than that paid to Montgomery under the Previous Sub-Advisory Agreement and (e) a provision has been added to the New Sub-Advisory Agreement which is required to rely on an exemptive order issued to the Trust by the SEC.

Although the fee rate payable to Hansberger under the New Sub-Advisory Agreement is lower than the fee rate payable to Montgomery under the Previous Sub-Advisory Agreement, the overall advisory fee rate payable by the Fund with respect to the Segment remains the same. The table below sets forth the sub-advisory fee rates payable to Montgomery under the Previous Sub-Advisory Agreement and the sub-advisory fee rate payable to Hansberger under the New Sub-Advisory Agreement.

       Sub-Advisory Fee Rate Payable to Montgomery              Sub-Advisory Fee Rate Payable to Hansberger Under
        Under the Previous Sub-Advisory Agreement                        the New Sub-Advisory Agreement
    (as a percentage of the average daily net assets            (as a percentage of the average daily net assets
                     of the Segment)                                             of the Segment)
----------------------------------------------------------    ------------------------------------------------------
    0.850%       of the first $25 million                        0.550%  of the first $50 million
    0.650%       of the next $25 million                         0.500%  of the next $50 million
    0.550%       of such assets in excess of $50 million         0.350%  of such assets in excess of $100 million
----------------------------------------------------------    ------------------------------------------------------

Consideration of New Sub-Advisory Agreement by the Trustees

In deciding to approve the appointment of Hansberger as sub-adviser to the Segment under the New Sub-Advisory Agreement, the Trustees considered a wide range of information of the type they regularly consider when determining whether to approve a sub-advisory agreement. The Trustees considered information about, among other things:

     o Hansberger and its personnel (including particularly those personnel with the responsibilities for providing services to the Fund), resources, financial condition and investment process;

     o    the terms of the New Sub-Advisory Agreement;

     o the investment performance of fund/separate accounts that have investment objectives similar to those of the Fund that are managed by Hansberger; and

     o the total expense ratios of the Fund and of similar funds managed by other advisers.

     o Hansberger's practices regarding the selection and compensation of brokers and dealers that execute portfolio transactions for the Funds, and the brokers' and dealers' provision of brokerage and research services to the Adviser. See the section entitled "Portfolio Transactions and Brokerage" below for more information.

Restructuring Costs


In February 2002, Hansberger reviewed the existing portfolio holdings of the Segment to determine what holdings it would expect to sell in order to conform the Segment's portfolio to Hansberger's judgment as to stock selection. Based on this review, Hansberger sold 14.3% of the dollar value of the Fund's existing portfolio. Brokerage costs related to these transactions are estimated at $16,151 to the Fund.

In addition, Hansberger estimates that the transactions, based on early 2002 market prices, resulted in the realization of approximately $1,565,099 of realized capital losses (or approximately $0.12 per share of the Fund).


Description of the New Sub-Advisory Agreement

A copy of the New Sub-Advisory Agreement is set forth as Appendix A to this Information Statement. The following description of the New Sub-Advisory Agreement is qualified in its entirety by reference to the full text of the Agreement as set forth in Appendix A.

The New Sub-Advisory Agreement, which took effect on March 1, 2002, requires Hansberger to manage the investment and reinvestment of the assets of the Segment, subject to the supervision of CDC IXIS Advisers. Under the terms of the New Sub-Advisory Agreement, Hansberger is authorized to effect portfolio transactions for the Segment, using its own discretion and without prior consultation with CDC IXIS Advisers. Hansberger is required to report periodically to CDC IXIS Advisers and the Trustees of the Trust. The New Sub-Advisory Agreement provides that the Fund shall compensate Hansberger at the annual rate of 0.550% of the first $50 million of the Segment's average daily net assets, 0.500% of the next $50 million of the Segment's average daily net assets and 0.350% of such assets in excess of $100 million. As of March 1, 2002, the net assets of the Segment were approximately $30 million.

The New Sub-Advisory Agreement provides that it will continue in effect for two years from its date of execution and thereafter from year to year if its continuance is approved at least annually (i) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund and (ii) by vote of a majority of the Trustees who are not "interested persons," as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"), of the Trust, CDC IXIS Advisers or Hansberger ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval. Any amendment to the New Sub-Advisory Agreement must be approved by CDC IXIS Advisers and Hansberger and, if required by law, by vote of a majority of the outstanding voting securities of the Fund and by a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval. The New Sub-Advisory Agreement may be terminated without penalty by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund, upon 60 days' written notice, or by Hansberger or CDC IXIS Advisers upon 90 days' written notice, and will terminate automatically in the event of its "assignment", as defined in the 1940 Act.

The New Sub-Advisory Agreement will automatically terminate if the Advisory Agreement is terminated. The New Sub-Advisory Agreement is non-exclusive with respect to Hansberger's services.

The New Sub-Advisory Agreement provides that Hansberger shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

Effects of the Previous and New Sub-Advisory Agreements

For the fiscal year ended December 31, 2001 the Fund paid aggregate advisory fees of $2,076,636. $751,956 of such amount was payable to CDC IXIS Advisers, and the remainder ($1,324,680) was payable to the Fund's sub-advisers. Of the amount paid to the Fund's sub-advisers, the Fund paid sub-advisory fees of $247,317 to Montgomery under the Previous Sub-Advisory Agreement. If the New Sub-Advisory Agreement had been in effect during 2001, $166,961 is the amount of sub-advisory fees that would have been payable by the Fund to Hansberger. This decrease represents a 32% decrease in the sub-advisory fee payable by the Fund with respect to the Segment. Despite the decrease in the sub-advisory fees payable with respect to the Segment under the New Sub-Advisory Agreement, the aggregate management fees paid by the Fund will not be affected.



II.  OTHER INFORMATION

Information About the Trust

The Trust was organized as a Massachusetts business trust pursuant to an Agreement and Declaration of Trust dated June 7, 1985. The Trust currently has fifteen separate funds. The Fund is a series of the Trust.

Information About CDC IXIS Advisers


CDC IXIS Advisers, formed in 1995, is a limited partnership organized under the laws of the State of Delaware. Its sole general partner, CDC IXIS Asset
Management Distribution Corporation, is a subsidiary of CDC IXIS Asset Management Holdings, Inc. ("CDC IXIS Holdings"), which in turn is a wholly-owned subsidiary of CDC IXIS Asset Management North America, L.P. ("CDC NA"). CDC IXIS Asset Management Distribution Corporation is also the sole general partner of CDC IXIS Asset Management Distributors, L.P. ("CDC IXIS Distributors"), which is the principal underwriter for the Fund, and the sole shareholder of CDC IXIS Asset Management Services, Inc. ("CIS") the Fund's transfer agent, dividend disbursement agent and administrator. CDC NA owns the entire limited partnership interest in each of CDC IXIS Advisers and CDC IXIS Distributors. CDC NA is a subsidiary of CDC IXIS Asset Management, a French entity. CDC IXIS Asset Management is part of the investment management arm of France's Caisse des Depots et Consignations ("CDC"), a major diversified institution which. The fifteen principal subsidiaries, including 11 affiliated asset management firms and four distribution and service units, of CDC NA, collectively, have more than $130 billion of assets under management or administration as of December 31, 2001.


The principal executive officer of CDC IXIS Advisers is John T. Hailer, who is the President and a Trustee of the Trust and whose principal occupation is his position with CDC IXIS Distributors. The address of CDC IXIS Advisers, CDC IXIS Distributors, CDC IXIS Asset Management Distribution Corporation, CIAM Holdings, CDC NA, CIS and Mr. Hailer is 399 Boylston Street, Boston, Massachusetts 02116.

Information About Hansberger

Hansberger serves as a subadviser to a segment of the Star Worldwide Fund. Hansberger is a wholly-owned subsidiary of Hansberger Group, Inc. and was established in 1994. Hansberger manages approximately $2.8 billion in assets as of December 31, 2001 and specializes in global investing, managing separate portfolios and institutional mutual funds.

Barry Lockhart co-manages the Segment under the New Sub-Advisory Agreement. He also manages other Hansberger mutual funds. Mr. Lockhart, Vice President - Research of Hansberger, joined the firm in 1999.

Prior to joining Hansberger, Mr. Lockhart was a Portfolio Manager of foreign equity securities for Indago Capital Management in Toronto, an affiliate of Canada Life from March 1997 to January 1999. He received an M.B.A. and a Bachelor of Commerce Degree from McMaster University. Mr. Lockhart holds the designation of Chartered Financial Analyst and has over 12 years of investment experience.

Patrick Tan has co-manages the Segment under the New Sub-Advisory Agreement. Mr. Tan, Research Analyst of Hansberger, joined the firm in 1999. Prior to joining Hansberger, Mr. Tan was a Research Analyst at Indago Capital Management. He received a B.A. from the University of Toronto and has four years of investment-related experience.

Thomas Tibbles has served as leader of the management team for the Segment under the New Sub-Advisory Agreement. Mr. Tibbles, Managing Director - Canada of Hansberger, joined the firm in 1999. Prior to joining Hansberger, Mr. Tibbles was the Head of the Global Equity Team at Indago Capital Management in Toronto, an affiliate of Canada Life from August 1996 through January 1999. He received a Bachelor of Commerce Degree with distinction from the University of Toronto, Trinity College. Mr. Tibbles holds the designation of Chartered Financial Analyst and has over 15 years of investment management experience.



The principal executive officer of Hansberger is Thomas L. Hansberger, who is Chairman, CEO, President, Chief Investment Officer, Treasurer and Director of Hansberger, and whose principal occupation is his position with Hansberger. Below is a table setting forth each of the directors of Hansberger and each of their principal occupations:

Director                    Principal Occupation
--------                    --------------------

Thomas L. Hansberger        Chairman, CEO, President, Chief Investment Officer,
                            Treasurer and Director of Hansberger

Kimberley A. Scott          Senior Vice President, Secretary, Chief Compliance
                            Officer, Chief Administrative Officer and Director of Hansberger

J. Christopher Jackson      Senior Vice President, General Counsel, Assistant
                            Secretary and Director of Hansberger

Wesley E. Freeman           Managing Director - Institutional Marketing and
                            Director of Hansberger

The address of Hansberger, Mr. Hansberger and each of the directors of Hansberger is 515 East Las Olas Boulevard, Fort Lauderdale, Florida 33301.



Hansberger acts as an investment adviser to the Hansberger International Growth Fund, a mutual fund that has an investment objective similar to that of the Fund, for compensation at the annual fee rates of the corresponding average net assets levels of such fund set forth in the table below. The table also sets forth the net assets of this fund at December 31, 2001:

                                         Approximate             Annual Fee Rate
Fund                                     Net Assets      (as a percentage of average net
                                        (in millions)                 assets)
Hansberger International Growth Fund        $18.5                       1.00%

Other Sub-Advisers

As described above, the Fund is divided into four segments, one of which is managed by Hansberger. Another segment is managed by Harris Associates L.P., Two North LaSalle Street, Chicago, Illinois 60602, and the remaining two segments are managed by Loomis, Sayles and Company, L.P. One Financial Center, Boston, Massachusetts 02111.

Portfolio Transactions and Brokerage

Subject to policies established by the Trustees, Hansberger is responsible for decisions to buy and sell securities for the Segment and for the placement of the Segment's investment business and the negotiation of the commissions to be paid on such transactions. It is the policy of Hansberger to seek the best execution at the best security price available with respect to each transaction, in light of the overall quality of brokerage and research services provided to Hansberger or the Segment. In over-the-counter transactions, orders are placed directly with a principal market maker unless Hansberger believes that better price and execution can be obtained using a broker. In determining the abilities of a broker or dealer to obtain best execution, Hansberger considers relevant factors including, but not limited to: the ability and willingness of the broker or dealer to facilitate the Segment's portfolio transactions by participating therein for its own account; speed, efficiency and confidentiality; familiarity with the market for a particular security; and the reputation and perceived soundness of the broker. The best price to the Segment means the best net price without regard to the mix between purchase or sale price and commissions, if any.

In selecting broker-dealers and in negotiating commissions, Hansberger considers a variety of factors, including best price and execution, the full range of brokerage services provided by the broker, as well as its capital strength and stability, and the quality of research and research services provided by the broker. Consistent with the foregoing primary considerations, the Conduct Rules of the National Association of Securities Dealers, Inc. and such other policies as the Trustees may determine, Hansberger may, upon directions of the Trustees or the Fund, consider sales of shares of the Fund as a factor in the selection of broker-dealers to execute the Segment's portfolio transactions.

Subject to best execution, Hansberger may cause the Segment to pay a broker greater commissions than another broker might charge for providing the same brokerage and research services. Hansberger believes it is important to its investment decision-making process to have access to independent research. Higher commissions will not be paid by the Segment unless Hansberger determines in good faith that such payment is reasonable in relation to the value of the brokerage or research services provided by such broker or dealer, viewed in terms of that particular transaction or Hansberger's overall responsibilities with respect to the accounts over which it exercises investment discretion.

Generally, research services provided by brokers may include information on the economy, industries, groups of securities, individual companies, statistical information, accounting and tax law interpretations, political developments, legal developments affecting portfolio securities, technical market action, pricing and appraisal services, credit analysis, risk measurement analysis, performance analysis, and analysis of corporate responsibility issues. Such research services are primarily in the form of written reports, telephone contacts, and personal meetings with security analysts. In addition, such research services may be provided in the form of access to various computer-generated data, computer hardware and software, and meetings arranged with corporate and industry spokespersons, economists, academicians, and government representatives. In some cases, research services are generated by third parties but are provided to Hansberger by or through brokers. Such brokers may pay for all or a portion of computer hardware and software costs relating to the pricing of securities.

Where Hansberger itself receives both administrative benefits and research and brokerage services from the services provided by brokers, it makes a good faith allocation between the administrative benefits and the research and brokerage services, and will pay for any administrative benefits with cash. In making good faith allocations of costs between administrative benefits and research and brokerage services, a conflict of interest may exist by reason of Hansberger's allocation of the costs of such benefits and services between those that primarily benefit Hansberger and those that primarily benefit the Segment and other advisory clients.

Twice a year, Hansberger, through a committee of its securities analysts and trading personnel, will consider the amount and nature of research and research services provided by brokers, as well as the extent to which such services are relied upon, and attempt to allocate a portion of the brokerage business of the Segment and other advisory clients on the basis of that consideration. In addition, brokers may suggest a level of business they would like to receive in order to continue to provide such services. The actual brokerage business received by a broker may be more or less than the suggested allocations, depending upon Hansberger's evaluation of all applicable considerations, including but not limited to, Hansberger's best execution undertaking.

Hansberger may direct the purchase of securities on behalf of the Segment and other advisory clients in secondary market transactions, in public offerings directly from an underwriter, or in privately negotiated transactions with an issuer. When Hansberger believes the circumstances so warrant, securities purchased in public offerings may be resold shortly after acquisition in the immediate aftermarket for the security in order to take advantage of price appreciation from the public offering price or for other reasons. Short-term trading of securities acquired in public offerings, or otherwise, may result in higher portfolio turnover and associated brokerage expenses.


For the fiscal year ended December 31, 2001, the Fund paid $79,403 in brokerage commissions (7.7% of the Fund's total brokerage commissions) to Harris Associates Securities, L.P., a registered broker-dealer and an affiliate of Harris Associates L.P., a sub-advisor of a segment of the Fund.


Information About the CDC Acquisition

On October 30, 2000, CDC NA (formerly Nvest Companies, L.P.) was acquired by CDC AM (the "CDC Acquisition"). The 1940 Act provides generally that advisory agreements, including sub-advisory agreements, of mutual funds automatically terminate in the event of an "assignment," as that term is defined in the 1940 Act. The 1940 Act defines "assignment" to include, in general, a transaction in which there is a significant change in ownership of an investment adviser, including a sub-adviser, or its parent company. Because Nvest Companies, L.P. was the parent of CDC IXIS Advisers, the CDC Acquisition resulted in the termination of the Fund's advisory agreement and its sub-advisory agreements, necessitating the approval by the shareholders of the Fund of the Advisory Agreement and the Previous Sub-Advisory Agreement in October 2000.

Certain Payments to Affiliates

In addition to advisory fees payable to CDC IXIS Advisers, the Fund compensates CDC IXIS Distributors and CIS for providing various services to the Fund and its shareholders. For the fiscal year ended December 31, 2001, these payments to CIS amounted to $537,705 for transfer agency services and $91,945 for the provision of certain legal and accounting services. For the same period, payments to CDC IXIS Distributors amounted to $209,071 for service and distribution (Rule 12b-1) fees for Class A shares, $948,866 for service and distribution (Rule 12b-1) fees for Class B shares and $192,609 for service and distribution (Rule 12b-1) fees for Class C shares. In addition, CDC IXIS Distributors received from the Fund's shareholders $396,773 in sales charges (including contingent deferred sales charges on Classes B and C shares) for the fiscal year ended December 31, 2001. These arrangements are not affected in any way by the New Sub-Advisory Agreement.

Certain Trustees and Officers of the Trust

The following persons, who are Trustees or officers of the Trust, are also officers or employees of CDC IXIS Advisers or directors of CDC AM: Peter S. Voss, John T. Hailer, John E. Pelletier and Thomas P. Cunningham (collectively, the "CDC Affiliates"). Certain CDC Affiliates, including Messrs. Voss and Hailer, have ongoing employment agreements or participate in a retention program described below. Among other matters, such an employment agreement generally restricts an employee from competing with CDC IXIS Advisers and soliciting clients of CDC IXIS Advisers and provides for substantial payments to be made if the employee remains employed for specified periods of up to five years, in addition to regular salary and bonus payments. Under the retention program, certain CDC Affiliates receive cash retention awards payable over one to three years. To receive these awards, which are in addition to regular salary and bonus payments and in some cases may be substantial in amount, an eligible CDC Affiliate must remain employed by CDC IXIS Advisers and must agree to refrain from competing with CDC IXIS Advisers and soliciting clients of CDC IXIS Advisers.

Outstanding Shares and Significant Shareholders


The number of shares of beneficial interest of each class of the Fund issued and outstanding as of April 2, 2002 were approximately 5,381,307 for Class A; 6,326,338 for Class B; and 1,282,799 for Class C. The total number of shares of beneficial interest of the Fund issued and outstanding as of April 2, 2002 was approximately 12,990,444.

As of April 2, 2002, the no shareholders owned shares of a class of the Fund beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934).

As of April 2, 2002, the officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of any class of shares of the Fund.

Shareholder Proposals at Future Meetings

The Trust does not hold annual or other regular meetings of shareholders. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust a reasonable time before the Trust's solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials relating to that meeting.

Fund Annual Report

The Fund has previously sent its Annual Report to its shareholders. You can obtain a copy of this Report without charge by writing to CDC IXIS Distributors at 399 Boylston Street, Boston, Massachusetts 02116 or by calling (800) 225-5478.

Delivery to Shareholders Sharing an Address

     The Trust is are delivering one Information Statement to multiple shareholders sharing an address unless the Trust or CDC IXIS Distributors has received contrary instructions from one or more of such shareholders. Upon written or oral request, CDC IXIS Distributors shall deliver a separate copy of this Information Statement to a shareholder at a shared address to which a single copy of this Information Statement was delivered. To find out how to request a separate copy of this Information Statement or any future annual report, proxy statement or information statement or to request delivery of a single copy of annual reports or information statements if they are receiving multiple copies of such documents, shareholders sharing an address with other shareholders may contact CDC IXIS Distributors in writing at 399 Boylston Street, Boston, Massachusetts 02116 or by calling (800) 225-5478.


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                                                      Appendix A

                          CDC NVEST STAR WORLDWIDE FUND


                             Sub-Advisory Agreement
                       (Hansberger Global Investors, Inc.)


     Sub-Advisory Agreement (this "Agreement") entered into as of this 1st day of March, 2002, by and among CDC Nvest Funds Trust I, a Massachusetts business trust (the "Trust"), with respect to its CDC Nvest Star Worldwide Fund series (the "Series"), CDC IXIS Asset Management Advisers, L.P., a Delaware limited partnership (the "Manager"), and Hansberger Global Investors, Inc., a Delaware corporation (the "Sub-Adviser").

     WHEREAS, the Manager has entered into an Advisory Agreement dated October 30, 2000 (the "Advisory Agreement") with the Trust, relating to the provision of portfolio management and administrative services to the Series;

     WHEREAS, the Advisory Agreement provides that the Manager may delegate any or all of its portfolio management responsibilities under the Advisory Agreement to one or more sub-advisers;

     WHEREAS, the Manager and the trustees of the Trust desire to retain the Sub-Adviser to render portfolio management services in the manner and on the terms set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Trust, the Manager and the Sub-Adviser agree as follows:



1.   Sub-Advisory Services.

     a. The Sub-Adviser shall, subject to the supervision of the Manager and of any administrator appointed by the Manager (the "Administrator"), manage the investment and reinvestment of such portion of the assets of the Series as the Manager may from time to time allocate to the Sub-Adviser for management (such portion, the "Segment"), and the Sub-Adviser shall have the authority on behalf of the Series to vote and shall vote all proxies and exercise all other rights of the Series as a security holder of companies in which the Segment from time to time invests. The Sub-Adviser shall manage the Segment in conformity with (1) the investment objective, policies and restrictions of the Series set forth in the Trust's prospectus and statement of additional information relating to the Series, (2) any additional policies or guidelines established by the Manager or by the Trust's trustees that have been furnished in writing to the Sub-Adviser and (3) the provisions of the Internal Revenue Code of 1986, as amended, (the "Code") applicable to "regulated investment companies" (as defined in Section 851 of the Code), all as from time to time in effect (collectively, the "Policies"), and with all applicable provisions of law, including without limitation all applicable provisions of the Investment Company Act of 1940, as amended, (the "1940 Act") and the rules and regulations thereunder. For purposes of compliance with the Policies, the Sub-Adviser shall be entitled to treat the Segment as though the Segment constituted the entire Series, and the Sub-Adviser shall not be responsible in any way for the compliance of any assets of the Series, other than the Segment, with the Policies, or for the compliance of the Series, taken as a whole, with the Policies. Subject to the foregoing, the Sub-Adviser is authorized, in its discretion and without prior consultation with the Manager, to buy, sell, lend and otherwise trade in any stocks, bonds and other securities and investment instruments on behalf of the Series, without regard to the length of time the securities have been held and the resulting rate of portfolio turnover or any tax considerations; and the majority or the whole of the Segment may be invested in such proportions of stocks, bonds, other securities or investment instruments, or cash, as the Sub-Adviser shall determine. Notwithstanding the foregoing provisions of this
Section 1.a; however, the Sub-Adviser shall, upon written instructions from the Manager, effect such portfolio transactions for the Segment as the Manager shall determine are necessary in order for the Series to comply with the Policies.

          b. The Sub-Adviser shall furnish the Manager and the Administrator monthly, quarterly and annual reports concerning portfolio transactions and performance of the Segment in such form as may be mutually agreed upon, and agrees to review the Segment and discuss the management of it. The Sub-Adviser shall permit all books and records with respect to the Segment to be inspected and audited by the Manager and the Administrator at all reasonable times during normal business hours, upon reasonable notice. The Sub-Adviser shall also provide the Manager with such other information and reports as may reasonably be requested by the Manager from time to time, including without limitation, all material requested by or required to be delivered to the trustees of the Trust.

          c. The Sub-Adviser shall provide to the Manager a copy of the Sub-Adviser's Form ADV as filed with the Securities and Exchange Commission and a list of the persons whom the Sub-Adviser wishes to have authorized to give written and/or oral instructions to custodians of assets of the Series.

     2.   Obligations of the Manager.

          a. The Manager shall provide (or cause the Series' Custodian (as defined in Section 3 hereof) to provide) timely information to the Sub-Adviser regarding such matters as the composition of assets of the Segment, cash requirements and cash available for investment by the Segment, and all other information as may be reasonably necessary for the Sub-Adviser to perform its responsibilities hereunder.

          b. The Manager has furnished the Sub-Adviser a copy of the prospectus and statement of additional information of the Series and all written additional policies and guidelines established by the Manager or by the Trust's trustees and agrees during the continuance of this Agreement to furnish the Sub-Adviser copies of any revisions or supplements thereto at, or, if practicable, before the time the revisions or supplements become effective. The Manager agrees to furnish the Sub-Adviser with minutes of meetings of the trustees of the Trust applicable to the Series to the extent they may affect the duties of the Sub-Adviser, and with copies of any financial statements or reports made by the Series to its shareholders, and any further materials or information which the Sub-Adviser may reasonably request to enable it to perform its functions under this Agreement.

     3. Custodian. The Manager shall provide the Sub-Adviser with a copy of the Series' agreement with the custodian designated to hold the assets of the Series (the "Custodian") and any modifications thereto (the "Custody Agreement"), copies of such modifications to be provided to the Sub-Adviser a reasonable time in advance of the effectiveness of such modifications. The assets of the Series shall be maintained in the custody of the Custodian identified in, and in accordance with the terms and conditions of, the Custody Agreement (or any sub-custodian properly appointed as provided in the Custody Agreement). The Sub-Adviser shall have no liability for the acts or omissions of the Custodian, unless such act or omission is taken solely in reliance upon instruction given to the Custodian by a representative of the Sub-Adviser properly authorized to give such instruction under the Custody Agreement. Any assets added to the Series shall be delivered directly to the Custodian.

     4. Proprietary Rights. The Manager agrees and acknowledges that the Sub-Adviser is the sole owner of the name "Hansberger Global Investors, Inc." and the logo of the Sub-Adviser and that all use of any designation consisting in whole or part of "Hansberger Global Investors, Inc." or such logo under this Agreement shall inure to the benefit of the Sub-Adviser. The Manager on its own behalf and on behalf of the Series agrees not to use any such designation or logo in any advertisement or sales literature or other materials promoting the Series, except with the prior written consent of the Sub-Adviser. Without the prior written consent of the Sub-Adviser, the Manager shall not, and the Manager shall use its best efforts to cause the Series not to, make representations regarding the Sub-Adviser in any disclosure document, advertisement or sales literature or other materials relating to the Series. Upon termination of this Agreement for any reason, the Manager shall cease, and the Manager shall use its best efforts to cause the Series to cease, all use of any such designation or logo as soon as reasonably practicable.

     5. Expenses. Except for expenses specifically assumed or agreed to be paid by the Sub-Adviser pursuant hereto, the Sub-Adviser shall not be liable for any organizational, operational or business expenses of the Manager or the Trust including, without limitation, (a) interest and taxes, (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments with respect to the Series, and (c) custodian fees and expenses. Any reimbursement of advisory fees required by any expense limitation provision of any law shall be the sole responsibility of the Manager. The Manager and the Sub-Adviser shall not be considered as partners or participants in a joint venture. The Sub-Adviser will pay its own expenses incurred in furnishing the services to be provided by it pursuant to this Agreement. Neither the Sub-Adviser nor any affiliated person thereof shall be entitled to any compensation from the Manager or the Trust with respect to service by any affiliated person of the Sub-Adviser as an officer or trustee of the Trust (other than the compensation to the Sub-Adviser payable by the Manager pursuant to Section 7 hereof).

     6. Purchase and Sale of Assets. Absent instructions from the Trustees to the contrary, the Sub-Adviser shall place all orders for the purchase and sale of securities for the Segment with brokers or dealers selected by the Sub-Adviser, which may include brokers or dealers affiliated with the Sub-Adviser, provided such orders comply with Rule 17e-1 under the 1940 Act in all respects. To the extent consistent with applicable law, purchase or sell orders for the Segment may be aggregated with contemporaneous purchase or sell orders of other clients of the Sub-Adviser. The Sub-Adviser shall use its best efforts to obtain execution of transactions for the Segment at prices which are advantageous to the Series and at commission rates that are reasonable in relation to the benefits received. However, the Sub-Adviser may select brokers or dealers on the basis that they provide brokerage, research or other services or products to the Series and/or other accounts serviced by the Sub-Adviser. To the extent consistent with applicable law, the Sub-Adviser may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission or dealer spread another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research products and/or services provided by such broker or dealer. This determination, with respect to brokerage and research services or products, may be viewed in terms of either that particular transaction or the overall responsibilities which the Sub-Adviser and its affiliates have with respect to the Series or to accounts over which they exercise investment discretion. Not all such services or products need be used by the Sub-Adviser in managing the Series.

     To the extent permitted by applicable law, and in all instances subject to the foregoing policy of best execution, the Sub-Adviser may allocate brokerage transactions in a manner that takes into account the sale of shares of one or more funds distributed by CDC IXIS Asset Management Distributors, L.P. ("CDC IXIS Distributors"). In addition, the Sub-Adviser may allocate brokerage transactions to broker-dealers (including affiliates of CDC IXIS Distributors) that have entered into arrangements in which the broker-dealer allocates a portion of the commissions paid by a fund toward the reduction of that fund's expenses, subject to the policy of best execution.

     The Manager agrees that, subject to its fiduciary duties to the Series arising from its position as Manager of the Series, the Manager shall not dictate brokerage allocation or selection decisions or investment decisions to or for the Series, either directly or pursuant to directions given to the Sub-Adviser by the Manager; provided, however, that nothing in this paragraph shall prohibit officers of the Trust (who may also be officers or employees of the Manager) from exercising authority conferred upon them as officers of the Trust by the Board of trustees of the Trust.

     7. Compensation of the Sub-Adviser. As full compensation for all services rendered, facilities furnished and expenses borne by the Sub-Adviser hereunder, the Sub-Adviser shall be paid at the annual rate of 0.55% of the first $50 million of its Segment's average daily net assets, 0.50% of the next $50 million of its Segment's average daily net assets and 0.35% of such assets in excess of $100 million (or such lesser amount as the Sub-Adviser may from time to time agree to receive). Such compensation shall be paid by the Trust (except to the extent that the Trust, the Sub-Adviser and the Manager otherwise agree in writing from time to time). Such compensation shall be payable monthly in arrears or at such other intervals, not less frequently than quarterly, as the Manager is paid by the Series pursuant to the Advisory Agreement.

     8. Non-Exclusivity. The Manager and the Trust on behalf of the Series agree that the services of the Sub-Adviser are not to be deemed exclusive and that the Sub-Adviser and its affiliates are free to act as investment manager and provide other services to various investment companies and other managed accounts, except as the Sub-Adviser and the Manager or the Administrator may otherwise agree from time to time in writing before or after the date hereof. This Agreement shall not in any way limit or restrict the Sub-Adviser or any of its directors, officers, employees or agents from buying, selling or trading any securities or other investment instruments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities do not adversely affect or otherwise impair the performance by the Sub-Adviser of its duties and obligations under this Agreement. The Manager and the Trust recognize and agree that the Sub-Adviser may provide advice to or take action with respect to other clients, which advice or action, including the timing and nature of such action, may differ from or be identical to advice given or action taken with respect to the Series. The Sub-Adviser shall for all purposes hereof be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent the Trust, the Series or the Manager in any way or otherwise be deemed an agent of the Series or the Manager.

     9. Liability. Except as may otherwise be provided by the 1940 Act or other federal securities laws, neither the Sub-Adviser nor any of its officers, directors, partners, employees or agents, and successors and assigns (the "Indemnified Parties") shall be subject to any liability to the Manager, the Trust, the Series or any shareholder of the Series for any error of judgment, any mistake of law or any loss arising out of any investment or other act or omission in the course of, connected with, or arising out of any service to be rendered under this Agreement, except by reason of willful misfeasance, bad faith or gross negligence in the performance of the Sub-Adviser's duties or by reason of reckless disregard by the Sub-Adviser of its obligations and duties hereunder. The Manager shall hold harmless and indemnify the Sub-Adviser for any loss, liability, cost, damage or expense (including reasonable attorneys fees and costs) arising from any claim or demand by any past, present or future shareholder of the Series that is not based upon the obligations of the Sub-Adviser under this Agreement.

     Without limiting the foregoing, it is expressly understood and agreed that the Manager and the Trust on behalf of the Series shall hold harmless and indemnify the Indemnified Parties for any loss arising out of any act or omission of the Manager or any other sub-adviser to the Series, or for any loss arising out of the failure of the Series to comply with the Policies, except for losses arising out of the Sub-Adviser's failure to comply with the Policies with respect to the Segment.

     The Manager and the Trust acknowledge and agree that the Sub-Adviser makes no representation or warranty, expressed or implied, that any level of performance or investment results will be achieved by the Series or the Segment or that the Series or the Segment will perform comparably with any standard or index, including other clients of the Sub-Adviser, whether public or private.


          10. Effective Date and Termination. This Agreement shall become effective as of the date of its execution, and

               a. unless otherwise terminated, this Agreement shall continue in effect for two years from the date of execution, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Series, and
          (ii) by vote of a majority of the trustees of the Trust who are not interested persons of the Trust, the Manager or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval;

               b. this Agreement may at any time be terminated on sixty days' written notice to the Sub-Adviser either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Series;

               c. this Agreement shall automatically terminate in the event of its assignment or upon the termination of the Advisory Agreement; and

               d. this Agreement may be terminated by the Sub-Adviser on ninety days' written notice to the Manager and the Trust, or by the Manager on ninety days' written notice to the Sub-Adviser.

          Termination of this Agreement pursuant to this Section 10 shall be without the payment of any penalty.

          11. Amendment. This Agreement may be amended at any time by mutual consent of the Manager, the Trust and the Sub-Adviser, provided that, if required by law, such amendment shall also have been approved by vote of a majority of the outstanding voting securities of the Series and by vote of a majority of the trustees of the Trust who are not interested persons of the Trust, the Manager or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval.

          12. Certain Definitions. For the purpose of this Agreement, the terms "vote of a majority of the outstanding voting securities," "interested person," "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the 1940 Act.

          13. General.

               a. The Sub-Adviser may perform its services through any employee, officer or agent of the Sub-Adviser, and the Manager shall not be entitled to the advice, recommendation or judgment of any specific person; provided, however, that the persons identified in the prospectus of the Series shall perform the day-to-day portfolio management duties described therein until the Sub-Adviser notifies the Manager that one or more other employees, officers or agents of the Sub-Adviser, identified in such notice, shall assume such duties as of a specific date.

               b. If any term or provision of this Agreement or the application thereof to any person or circumstances is held to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

               c. In accordance with Regulation S-P, if non-public personal information regarding either party's customers or consumers is disclosed to the other party in connection with this Agreement, the party receiving such information will not disclose or use that information other than as necessary to carry out the purposes of this Agreement.

               d. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.


CDC IXIS ASSET MANAGEMENT ADVISERS, L.P.
By CDC IXIS Asset Management Distribution Corporation, its general partner

By:______________________________
Name:    John T. Hailer
Title:   President


HANSBERGER GLOBAL INVESTORS, INC.

By:______________________________
Name:
Title:



CDC NVEST FUNDS TRUST I,
on behalf of its CDC Nvest Star Worldwide Fund series

By:______________________________
Name:    John T. Hailer
Title:   President

                                     NOTICE

         A copy of the Agreement and Declaration of Trust establishing CDC Nvest Funds Trust I (the "Fund") is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed with respect to the Fund's CDC Nvest Star Worldwide Fund series (the "Series") on behalf of the Fund by officers of the Fund as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property belonging to the Series.